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                                                                     Exhibit 4.3
                                                                     -----------

                              CERTIFICATE OF TRUST

                                       OF

                              WEC CAPITAL TRUST I

          This Certificate of Trust of WEC Capital Trust I (the "Trust"), dated
                                                                 -----
February 25, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).
                     -- ---

          1.  Name.  The name of the business trust being formed hereby is WEC
              ----
Capital Trust I.

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust with a principal place of business in the State of Delaware are as follows:

          First Chicago Delaware Inc.
          300 King Street
          Wilmington, Delaware 19801

          3.  Effective Date.  This Certificate of Trust shall be effective
              --------------
immediately upon its filing with the Secretary of State of the State of
Delaware.
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                                      -2-

          In Witness Whereof, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                           THE FIRST NATIONAL BANK OF CHICAGO,
                            as Property Trustee


                           By:  /s/ Sandra L. Caruba
                                --------------------
                                Name:  Sandra L. Caruba
                                Title:    Vice President

                           FIRST CHICAGO DELAWARE INC.,
                            as Delaware Trustee


                           By:  /s/ Sandra L. Caruba
                                --------------------
                                Name:  Sandra L. Caruba
                                Title:    Vice President

                           /s/ Calvin H. Baker
                           -------------------
                           Calvin H. Baker, as Administrative Trustee

                           /s/ Thomas H. Fehring
                           ---------------------
                           Thomas H. Fehring, as Administrative Trustee